Exhibit 10.1

August 4, 2024

Dear Andy Yeung,

Transition and Advisor Agreement

In connection with your stepping down on a voluntary basis from the role of Chief Financial Officer of Yum China Holdings, Inc. (the “Company”, together with its subsidiaries, the “Company Group”), effective September 30, 2024, and in recognition of your expertise within the organization and in order to ensure a smooth transition of your duties, we are pleased to offer you the following terms and conditions of your continued employment with the Company under this Transition and Advisor Agreement (“Agreement”):

1.
Agreement Period: October 1, 2024 to February 28, 2025 (the “Period”).

During the Period, you will provide advisory services to the Chief Executive Officer (“CEO”) of the Company at an average of 80 hours per month, and you will be required to come to the office as and when requested by the CEO of the Company.

Throughout the Period, you shall not be employed by, provide services or perform work for, or serve as board member of, another company, unless prior approval is obtained from the Board of Directors of the Company (the “Board”). Should you take up employment with another company prior to the end of the Period, your employment with the Company will be terminated immediately.

2.
Role & Responsibilities

Your expected responsibilities include, but are not limited to, providing counsel and advice to Company management on finance matters and assigned projects (such as supporting the completion of the Company’s 2024 annual report) as and when required. For the duration of this Agreement, you will report to the CEO of the Company or her designates.

3.
Compensation & Benefits incl. YUMC Leader’s Bonus (“YLB”) / Retainer Fee or Salary

During the Period, you will be paid a base salary of $35,000 per month. Benefits will continue to be provided in accordance with the Company Policy for the Period. The final 2024 bonus Team Factor and Individual Factor under the YLB will be determined by the Compensation Committee of the Board in early 2025, and any bonus under the YLB program will be payable at the same time bonuses are paid to other YLB participants (but in any event no later than March 15, 2025). For the avoidance of doubt, you will not be eligible for the 2025 YLB.

4.
Continued Vesting of Unvested Long Term Incentive (“LTI”) Awards

Under this Agreement, your unvested LTI awards (PSUs, SARs and RSUs) previously granted to you will continue to vest in accordance with their terms, as stipulated in the respective award agreements based on your continued service. LTI awards not vested as of the end of the Period will be forfeited. For the avoidance of doubt, you will not be eligible for further LTI grants from the Company.

5.
Code of Conduct

As an employee of the Company Group, you are expected to continue to observe the Company’s Code of Conduct. You are also expected to obey the laws and regulations and respect the lawful customs of the United States and the People’s Republic of China

and any other countries / territories which you may visit in connection with the execution of your business duties. Naturally, we would expect that you would not engage in any employment or business activity which conflicts with the business interests of the Company Group.

6.
Post-Termination Agreement

Upon the expiration of this Agreement and the termination of your employment, you and the Company will enter into a Post-Termination Agreement with the Company in substantially the same form attached to as Appendix A to this Agreement.

7.
Miscellaneous

Survival. The terms of this Agreement shall survive any termination of your employment, and unless otherwise directly provided for in a superseding document, shall be deemed to survive any such superseding document with respect to periods prior to the effective date of such superseding document.

Other Agreements. Notwithstanding the foregoing and any other language in this Agreement, this Agreement does not supersede or preclude the enforceability of any restrictive covenant provision contained in any prior agreement entered into by you with any member of the Company Group. Further, no prior restrictive covenant supersedes or precludes the enforceability of any provision contained in this Agreement.

Successors and Assigns. This Agreement shall be enforceable by you and your heirs, executors, administrators and legal representatives, and by the Company Group and its successors and assigns.

Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and you, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

8.
Repatriation

Repatriation will be administered in accordance with the Company’s repatriation policy. You and eligible family member will be provided with a budget equivalent to a one-way restricted business class airfare most direct route from Shanghai to U.S., and if required a shipment of up to thirty (30) cubic meters via an appointed vendor.

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions shall not be impaired or affected.

Kindly acknowledge your acceptance of the above terms by signing and returning the duplicate of this Agreement to the undersigned.

Yours sincerely,

For and on behalf of the Company

/s/ Jerry Ding______________________

Jerry Ding

Chief People Officer, Yum China Holdings, Inc.

Acknowledged and accepted by:

/s/ Andy Yeung______________________

Andy Yeung

Date: August 4, 2024

Appendix A

__________, 2025

Post-Termination Agreement

Yum China Holdings, Inc. (“the Company”), and you, Andy Yeung (“Employee”) agree that this Post-Termination Agreement (“Agreement”) sets out their complete agreement and understanding regarding the post-termination undertakings of the Employee in favor of the Company.

Pursuant to the terms of the Transition and Advisor Agreement dated August 4, 2024, the Company and you agree that your employment with the Company will terminate on March 1, 2025 with the last employment date on February 28, 2025.

In consideration of the gross payment of US$350,000, which is not less than 5 times your average monthly base salary in the past 12 months in compliance with the local law, and the release payment of RMB 10,000 gross (the “Release Payment”), you undertake to the Company as follows:

(a)
Non-Disclosure: you agree that at all times (notwithstanding the termination of your employment with the Company Group) not to use for your own advantage, or to disclose to any third party any information concerning the business or affairs of the Company Group, comprising trade secrets and business matters or information which you know or ought reasonably to have known to be confidential. You understand that nothing contained in this agreement limits your ability to report possible violations of law or regulation to, or file a charge or complaint with the U.S. Securities and Exchange Commission or any other federal/national, state/provincial or local/municipal governmental agency or commission (“Government Agencies”). You further understand that this agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing in this agreement shall limit your ability under applicable United States federal law to (i) disclose in confidence trade secrets to any Government Agency or any of its officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(b)
Non-compete and Non-solicitation: you agree that for the period of one (1) year following the termination of your employment with the Company Group, (a) you shall not manage or control (whether as an owner, operator, manager, consultant, officer, director, employee, investor, agent, representative or otherwise) any business that operates anywhere within the Mainland or Hong Kong Special Administrative Region of the People’s Republic of China (collectively, the “Territory”) to the extent such business activities compete with any trade or business being carried on by the Company Group within the Territory as of the date of your termination of employment (the “Company’s Business”) and you were involved with such trade or business as part of your employment with the Company Group, and (b) with respect to any business that operates anywhere within the Territory and competes with the Company’s Business within the Territory, you shall not provide services or perform work (whether as a manager, consultant, independent contractor, advisor, officer, director, employee, agent, representative, or otherwise) for such businesses that are the same as, or similar or related to, your functions, services, or work for the Company Group within the Territory. For the avoidance of doubt, this non-compete provision shall apply regardless of where you are physically located (whether within or outside the Territory) so long as you have duties, responsibilities, or influence with respect to business activities within the Territory.

The Company Group’s competitors include, without limitation, i.e., the restaurant industry including, without limitation, Starbucks, luckin coffee (瑞幸咖啡), Costa (咖世家), Tim Hortons (天好咖啡), Manner Coffee, Blue Bottles, %Arabica, HEYTEA (喜茶), Nayuki (奈雪的茶)，LELECHA (乐乐茶)，Modern China Tea Shop (茶颜悦色), 蜜雪冰城 (Mixue Bingcheng), Pacific Coffee (太平洋咖啡)，Peet’s Coffee (皮爷咖啡), Saturnbird Coffee (三顿半), Oatly (噢麦力), Seesaw, M Stand, COTTI COFFEE (库迪咖啡), McDonald’s (麦当劳/金拱门), DRIVE-THRU (麦当劳汽车餐厅), Burger King (汉堡王), Wendy’s (温蒂汉堡) , Carl’s Jr. (卡乐星), Dicos (德克士), Subway (赛百味), DO&ME (多美丽), Chick-fil-A (福乐鸡，小鸡汉堡)，WALLACE ! (华莱士), Shake Shack (昔客堡), TASTIEN (塔斯汀), Papa John’s (棒!约翰比萨饼), la cesar pizzeria (乐凯撒比萨), Pizza Marzano (比萨玛尚诺), Domino’s Pizza (达美乐), Champion Pizza (尊宝比萨), Playking火焰薄饼, Mr. Pizza (米斯特比萨), Little Caesars Pizza (小凯撒披萨), 多米诺披萨, Saizeriya (萨莉亚), ORIGUS (好伦哥), ZZ PIZZA (至尊披萨), 芝根芝底比萨, Magritta Pizza (玛格利塔比萨), Mua Pizza (慕玛比萨), BigPizza (比格比萨), Wagas (沃歌斯), Greenery (绿茵阁), 101’s PIZZA (101比萨), City1+1 Pizza (城市比萨), Pizza 4U比萨, FIZZ (菲滋意式餐厅), blue frog (蓝蛙), Pizza Seven (美闻比萨), Chipotle (墨氏烧烤), Olive Garden (橄榄园意大利餐厅), Popeyes Louisiana Kitchen (派派思路易斯安那厨房), Ajisen Raman (味千拉面), Zhen Kungfu (真功夫), YUNG HO KING (永和大王), 老乡鸡, 大米先生, Haidilao (海底捞), Xiabu Xiabu (呷哺呷哺), COUCOU (凑凑), Little Lamb (小尾羊), By Faigo (小辉哥), Dolar Shop (豆捞坊), and Happy Lamb (快乐小羊).

You further agree that at any time during your employment by the Company Group and for the period of two (2) years following the termination of your employment with the Company Group, you shall not solicit or endeavor to entice away from the Company Group any other employee or person engaged (whether or not such a person would commit any breach of contract by reason leaving the service of the Company Group), or any customer of the Company Group.

A lump sum of US$350,000 (“the Payment”), which is not less than 5 times your average monthly base salary in the past 12 months, will be paid to you in compliance with the local law; provided, however that you shall not be entitled to the Payment in the event of your (i) termination in connection with a Change in Control of the Company, as contemplated by the Company’s Change In Control Severance Plan or (ii) death. For avoidance of doubt, you shall be eligible only for any amount of the Payment that is in excess of any other post-termination non-compete compensation you may be entitled to under any of your other agreement with any member of the Company Group. The Payment, if any, after applicable IIT withholding, will be credited to your designated payroll bank account. The Company, where deemed appropriate and at its discretion, reserves the right to void or cease the non-compete provision, in part or in full, by providing you with no less than one-month advance notice.

Should you violate and/or fail to comply with the non-compete or non-solicitation terms in this section, you are required to pay the Company liquidated damages equivalent to three (3) times the gross Payment stated in this section. If the total damage and/or cost to the Company (including but not limited to the loss of business, revenue and profit, and fees incurred in recouping the appropriate compensation from you (including but not limited to fees incurred in connection with evidence collection, fees incurred in connection with legal or dispute resolution proceedings, attorney fees and travel expenses)) is higher than the amount of such liquidated damages, then the Company reserves the right to seek further compensation from you.

(c)
Non-Disparagement: you shall not disparage the Company, its agents or employees in any manner at any time (either during or following your employment with the Company), including not to publish, communicate, post or blog disparaging information about the Company. The Company’s executive officers and directors shall not disparage you in any manner at any time (either during or following your employment with the Company), including not to publish, communicate, post or blog disparaging information about you. Notwithstanding the foregoing, nothing herein shall prevent either you, the members of the board of directors of the Company, or any of the Company's employees or representatives from testifying truthfully in any legal or administrative proceeding where such testimony is compelled or requested, or from otherwise complying with applicable legal requirements.

(d)
Cooperation in Investigation and Litigation: you agree that at all times (notwithstanding the termination of your employment with the Company Group) that in the event that any member of the Company Group becomes involved in investigations, audits or inquiries, tax examinations or legal proceedings, by a judicial, governmental or regulatory authority or the Company is conducting an internal investigation, of any nature, related directly or indirectly to events that occurred during your employment and about which you have or may have personal knowledge, you agree that you will be reasonably available upon reasonable notice from the Company, to answer discovery requests, give depositions or testify, with respect to matters of which you have or may have knowledge as a result of or in connection with your employment relationship with the Company Group. In performing the obligations under this section, you agree that you will truthfully, forthrightly and completely provide the information reasonably requested. The Company will reimburse you for all reasonable out-of-pocket expenses incurred by you in connection with such cooperation. The parties understand and acknowledge that this provision is not intended to restrict your ability to become employed by another employer or unreasonably interfere with such employment.

(e)
Release: By signing this Agreement and on receipt of the Release Payment and other payment in connection with the Agreement, you agree, as the date hereof and as of the last day of your employment, to waive all rights and claims you may have for any personal or monetary relief arising from your employment with the Company, or the termination of employment with the Company.

Survival. The terms of this Agreement shall survive the termination of your employment, and unless otherwise directly provided for in a superseding document, shall be deemed to survive any such superseding document with respect to periods prior to the effective date of such superseding document.

Other Agreements. Notwithstanding the foregoing and any other language in this Agreement, this Agreement does not supersede or preclude the enforceability of any restrictive covenant provision contained in any prior agreement entered into by you with any member of the Company Group. Further, no prior restrictive covenant supersedes or precludes the enforceability of any provision contained in this Agreement.

Successors and Assigns. This Agreement shall be enforceable by you and your heirs, executors, administrators and legal representatives, and by the Company Group and its successors and assigns.

Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and you, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

For and on behalf of

Yum China Holdings, Inc.

______________

Jerry Ding

Chief People Officer

I, Andy Yeung, confirm that I have read and agreed to the terms outlined in this Agreement.

Signature: Date: